EXHIBIT 8 (dd)

                             AMENDMENT TO AGREEMENT



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                                                                  EXHIBIT 8 (dd)

                             AMENDMENT TO AGREEMENT
                             ----------------------

         THIS AMENDMENT made as of the 8th day of February, 2001 to amend portions of the Fund Participation Agreement entered into by IL Annuity and Insurance Company (the "Company") and So Gen Variable Funds, Inc. (the "Fund"), and Societe Generale Securities Corporation (the "Underwriter") dated as of September 1, 1997.

         1. The Schedule A of the Participation Agreement is amended as follows:

                  The Contracts to be Issued by the Company
                  -----------------------------------------

                  VCA - 97
                  VSTAR-01

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute the Amendment to Agreement of the date and year first above written.

         IL ANNUITY AND INSURANCE COMPANY

         By its authorized officer:


         By:    /s/ Daniel J. LaBonte
                ----------------------------
         Title: Sales Officer
                ----------------------------
         Date:  2-8-01
                ----------------------------

         SOGEN VARIABLE FUNDS, INC.

         By its authorized officer:


         By:    /s/ Robert Bruno
                ----------------------------
         Title: Senior Vice President
                ----------------------------
         Date:  1-31-01
                ----------------------------

         ARNHOLD AND S. BLEICHROEDER, INC.

         By its authorized officer:


         By:    /s/ Robert Bruno
                ----------------------------
         Title: Senior Vice President
                ----------------------------
         Date:  1-31-01
                ----------------------------